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                                                                   EXHIBIT 10.15
                                                                     EXHIBIT "A"
                            BASIC LEASE INFORMATION


                     DATE:       December 14, 2000

                 LANDLORD:       GOLDEN GOOSE, LLC

                   TENANT:       MICROTECH INTERNATIONAL, INC

                 BUILDING:       20 Carter Drive
                                 Guilford, CT 06437

                 PREMISES:       Entire Building (69,900 rentable Square
                                 Feet) and Real Property at 20 Carter Drive,
                                 Guilford, CT 06437

                      USE:       Office, Storage and Light Assembly, or
                                 other lawful use

                     TERM:       Ten (10) Years

        COMMENCEMENT DATE:       March 1, 2001

                BASE RENT:       Year       Annual Rent         Monthly Rent
                                 1 & 2      $401,925.00         $33,493.75
                                 3 & 4      $419,400.00         $34,950.00
                                 5 & 6      $454,350.00         $37,862.50
                                 7-10       $489,300.00         $40,775.00

TENANT'S PERCENTAGE SHARE:       100.0%

         SECURITY DEPOSIT:       $33,493.75

                  BROKERS:       CB Richard Ellis and Geenty Group

         CONTRACT MANAGER:       MCR Property Management, Inc.

      ADDRESS FOR NOTICES:       LANDLORD:   One Hamden Center
                                             2319 Whitney Avenue, Suite 1A
                                             Hamden, Connecticut 06518
                                 TENANT:     20 Carter Drive
                                             Guilford, CT 06437

      TENANT IMPROVEMENTS:       Allowance $452,000.00 (Exclusive of work
                                 on Exhibit B-2)

                 EXHIBITS:       Exhibits A, B-1, B-2, and C and Guaranty of
                                 SCM Microsystems, Inc.


                 INITIALS:  /s/ [SIGNATURE ILLEGIBLE]  /s/ [SIGNATURE ILLEGIBLE]
                            -------------------------   ------------------------
                            LANDLORD                    TENANT
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        THIS LEASE, which is effective as of the date set forth in the Basic
Lease Information, is entered into by Landlord and Tenant, as set forth in the Basic Lease Information. Terms, which are capitalized in this Lease and are not expressly defined herein shall have the meanings set forth in the Basic Lease Information.

1. PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (land and Building) described in the Basic Lease Information, which Premises are more particularly described on Exhibit A.

2. TERM. The Term of this Lease shall commence on the Commencement Date (as set forth in the Basic Lease Information) and, unless terminated on an earlier date in accordance with the terms of this Lease, shall extend for the period (i.e., Term) specified in the Basic Lease Information. The foregoing notwithstanding, Tenant shall have the right to enter upon the Premises prior to the Commencement Date for the purpose of constructing Tenant's contemplated improvements. Any such entry by Tenant shall be subject to all of the terms and conditions of this Lease except as to the obligation of Tenant to pay Rent prior to the Commencement Date.

3. RENT. As used in this Lease, the term "Rent" shall include: (i) the Base Rent; (ii) Tenant's Percentage Share of the Operating Expenses paid or incurred by Landlord during each calendar year of the Term, and; (iii) all other amounts which Tenant is obligated to pay under the terms of this Lease. All amounts of money payable by Tenant to Landlord shall be paid without prior notice or demand, deduction or offset. Any payment of Rent that is not received within three (3) days after receipt of written notice to Tenant that same is overdue will be subject to a late charge equal to five percent (5%) of the unpaid payment or $150.00, whichever is greater. This amount is in compensation of Landlord's additional cost of processing late payments. In addition, any amount which is not paid within ten (10) days of when due shall bear interest from the date due until the date paid at the rate ("Interest Rate") which is the lesser of twelve percent (12%) per annum or the maximum rate permitted by law.

4. BASE RENT. From and after the Commencement Date, Tenant shall pay Base Rent to Contract Manager (or such other entity designated by Landlord), in advance, on the first day of each calendar month of the Term, at Contract Manager's address for notices (as set forth in the Basic Lease Information) or at such other address as Landlord may designate. The Base Rent shall be the amount set forth in the Basic Lease Information.

5. ADDITIONAL RENT - ANNUAL RENT ADJUSTMENTS/OPERATING EXPENSES

        (a) Increase in Operating Expenses. Rent shall include Tenant's Percentage Share of the Operating Expenses paid or incurred by Landlord during each calendar year of the Term.

        (b) Operating Expenses. The term "Operating Expenses" shall mean (i) all of Landlord's Real Property Taxes and insurance as to the Premises, all as reasonably determined by Landlord in accordance with generally accepted accounting principles or other recognized accounting principles, consistently applied; (ii) costs, or a portion thereof, properly allocable to Landlord's repairs and replacements(see Section 10[a]), to be amortized over Landlord's reasonably estimated useful life of such repairs and replacements, together with interest upon the unamortized balance at a rate equal to 200 basis points (2%) over the highest (if there be more than one) prime rate of interest as same is published from time to time in the money rates column of the Wall Street Journal (the "Prime Rate"); and (iii) costs of any capital improvements made to the Premises by Landlord that are required under any governmental law or regulation that was not applicable to the Premises at the time they were constructed, or that are reasonably required for the health and safety of tenants in the Building, to be amortized Landlord's reasonably estimated useful life of such improvements, together with interest upon the unamortized balance at a rate equal to 200 basis points (2%) over the Prime Rate. If Landlord elects to self-insure or includes the Property under blanket insurance policies covering multiple properties, then the term "Operating Expenses" shall include the portion of the cost of such self-insurance or blanket insurance allocated by Landlord to this property. For purposes of this
        Section 5, the term "Real Property Taxes" shall mean any ordinary or extraordinary form of assessment or special assessment (provided, however, that during the initial five [5] years of the Term of this Lease Real Property taxes shall include only the annual assessment of real and personal property taxes, and water and sewer use fees, and not any special or extraordinary assessments such as sewer installation), license fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax, other than net income, premium, estate, succession, inheritance, transfer or franchise taxes, imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government for any maintenance or improvement or other district or division thereof. The term shall include all real estate taxes and all other taxes relating to the Premises, all other taxes which may be levied in lieu of real estate taxes, all assessments, levies, fees, and other



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        governmental charges for amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvement, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises or become payable during the Term.

        (c) Estimates of Operating Expenses. During December of each calendar year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord's estimate of any amount of Operating Expenses and the amount of the increase which will be payable by Tenant for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of the estimated amount; provided, however, that if notice is not given in December, Tenant shall continue to pay on the basis of the then applicable Rent until the month after the notice is given. If at any time it appears to Landlord that the increased amount payable for the current calendar year will vary from Landlord's estimate by more than five percent (5%), Landlord may give notice to Tenant of Landlord's revised estimate for the year, and subsequent payments by Tenant for the year shall be based on the revised estimate.

        (d) Annual Adjustment. Within one hundred twenty (120) days after the close of each calendar year of the Term, or as soon after the one hundred twenty (120) day period as practicable, Landlord shall deliver to Tenant a statement of the adjustment to the Operating Expenses for the prior calendar year. If, on the basis of the statement, Tenant owes an amount that is less than the estimated payments for the calendar year previously made by Tenant, Landlord shall apply the excess to the next payment of increased Operating Expenses due, or, if no future payments are due from Tenant, shall refund such excess to Tenant. If, on the basis of the statement, Tenant owes an amount that is more than the estimated payments for the calendar year previously made by the Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. The statement of Operating Expenses shall be presumed correct and shall be deemed final and binding upon Tenant unless (i) Tenant in good faith objects in writing thereto within thirty (30) days after delivery of the statement to Tenant (which writing shall state, in reasonable detail, all of the reasons for the objection); and (ii) Tenant pays in full, within thirty (30) days after delivery of the statement to Tenant, any amount owed by Tenant with respect to the statement which is not in dispute. If Tenant objects to Landlord's allocation to this property of the cost of self-insurance or blanket insurance, such allocation shall nonetheless be presumed correct and shall be deemed final and binding upon Tenant unless Tenant's timely written objection includes credible evidence that Landlord could have obtained substantially comparable insurance coverage for this property alone at lower cost.

        (e) Taxes on Tenant Improvements and Personal Property. Notwithstanding any other provision hereof, Tenant shall pay the full amount of any increase in Real Property Taxes during the Term resulting from any and all alterations and tenant improvements of any kind whatsoever placed in, on or about the Premises for the benefit of and at the request of, or by, Tenant. Tenant shall pay, prior to delinquency, all taxes assessed or levied against Tenant's personal property in, on or about the Premises. When possible, Tenant shall cause its personal property to be assessed and billed separately from the real or personal property of Landlord.

6. PRORATION OF RENT. If the Commencement Date is not the first day of the month, or if the end of the Term is not the last day of the month, Rent shall be prorated on a monthly basis (based upon a thirty (30) day month) for the fractional month during the month which this Lease commences or terminates. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Subsection 5(d), which are to be performed after the termination.

7. TENANT IMPROVEMENTS.

        (a) Tenant's Work. Except for the work to be performed by Landlord expressly described in Subsection 7(b) below ("Landlord's Work"), Tenant hereby accepts the Premises in their current "as-is" condition. Other than Landlord's Work, Landlord shall have no obligation to construct any improvements within the Premises or the Building as part of the initial improvement of the Premises for Tenant's occupancy.



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        (b) Landlord's Work. Landlord shall, at its own cost and expense, perform the work set forth on Exhibits B-1 and B-2 attached hereto.

8. USE OF PREMISES.

        (a) Use/Compliance with Laws. Tenant shall use the Premises solely for the use set forth in the Basic Lease Information, and Tenant shall not use the premises for any other purpose without obtaining the prior written consent of Landlord, which consent shall be given or withheld in the sole and absolute discretion of Landlord without any requirement of reasonableness in the exercise of that discretion. Tenant shall, at its own cost and expense, comply with all laws, rules, regulations, orders, permits, licenses and ordinances issued by any governmental authority ("Laws") which relate to the use or occupancy of the Premises during the term of this Lease, including, without limitation, the Building Rules and Regulations attached hereto as Exhibit C. Tenant acknowledges that it shall be required to comply with ADA in completing the Tenant Improvements, and during the Term, shall bear and pay the costs of all changes and corrective measures required by ADA in and to the Premises. Landlord shall undertake all changes and corrective measures to the Common Areas otherwise required by ADA, and the costs thereof, except as provided in (ii) above, shall constitute Operating Expenses only after the first five (5) years of the initial Term of this Lease.

        (b) Hazardous Materials. Tenant shall not do or permit anything to be done in or upon the Premises, or bring in or keep anything in or upon the Premises or the Building which shall constitute the release, generation, manufacture, storage, treatment, transportation or disposal of oil, hazardous chemical, substances, materials, or wastes ("Hazardous Materials") under applicable federal, state or local environmental laws or regulations ("Environmental Laws"). Tenant shall notify Landlord of any incident, which would require the filing by Tenant of a notice under Environmental Laws. Landlord hereby represents that Landlord has not received any written notice that the Premises are in violation of Environmental Laws, and acknowledges that Tenant shall have no obligation to comply with Environmental Laws relating to Hazardous Materials located in or upon the Premises prior to the date of this Lease. Landlord shall indemnify and hold Tenant harmless as to any Hazardous Materials existing in or upon the Premises as of the Commencement Date, and agrees that Tenant shall have no liability for costs or expenses incurred by Landlord in connection with Hazardous Materials unless the existence of same results from the acts of, or use of the Premises by, Tenant, its employees, agents and/or invitees.

        (c) Septic System. Tenant's use of the Premises shall be limited to no more than 125 persons (in any 24 hour period). Should Tenant's use of the Premises exceed such limitation(s), Tenant shall promptly notify Landlord in writing, and Tenant, at Tenant's sole cost and expense, using reasonable good faith diligent efforts, shall be responsible to design, obtain all required governmental approvals for, and construct all improvements or additions to the septic system to accommodate any such intended increased use. Any such design and construction shall be subject to Landlord's prior written approval of plans and specifications, which approval shall not be unreasonably withheld. Landlord makes no representations to Tenant regarding any desired expansion of the septic system. Except as otherwise provided in this Subsection and subsection 10(b), Landlord is responsible for repairs and replacements to the septic system.

9. ALTERATIONS.

        (a) Alterations, Etc. Tenant will not make any alterations, additions, restorations or improvements to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed; however, Landlord's prior written consent shall not be required for any alteration; addition, restoration or improvement which:

        (i) costs less than twenty-five thousand ($25,000.00) dollars, including labor and materials;

        (ii) does not change the general character of the Premises, or reduce the fair market value of either the building or land portion of the Premises below its fair market value prior to the alteration, addition or improvement;



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        (iii)   is made with due diligence, in a good and workmanlike manner, and in compliance with all applicable laws, ordinances, orders, rules, regulations, certificates of occupancy, or other governmental requirements;

        (iv)    is promptly and fully paid for by Tenant; and

        (v) is made under the supervision of an architect or engineer reasonably satisfactory to Landlord and in accordance with plans and specifications and cost estimates approved by Landlord.

        Except where any such alterations are made under the supervision of an architect or engineer under subsection (e) above, Landlord may designate a supervising architect or engineer to assure compliance with the provisions of this Section 9(a), and if it does, Tenant will pay the supervising architect's or engineer's charges.

        At least five (5) business days prior to commencing any repairs, restorations, alterations and/or improvements costing in excess of $100,000.00, Tenant, at Tenant's sole cost and expense, shall deliver to
        Landlord: (i) true and accurate copies of all applicable construction (including demolition) contracts, including detailed plans and specifications, and (ii) a lien and completion bond, or payment and performance bond, cash or letter of credit, and/or any combination of the foregoing, in an amount equal to the estimated cost of any contemplated repairs, alterations, restorations and improvements, to insure Landlord against any liability for mechanics' or materialmen's liens and to ensure completion of such work.

        (b) Liens. If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanics' lien or other lien (other than a lien seeking personal injury or property damage which, in the reasonable opinion of Landlord, is adequately covered by insurance) is filed against the Premises or against other property of Landlord (whether or not the lien is valid or enforceable), Tenant shall, at its own expense, cause it to be discharged of record within a reasonable time, not to exceed sixty (60) days, after the date of the filing. In addition, Tenant shall defend and indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting from the lien.

        (c) Ownership of Alterations. Any alteration made by Tenant shall immediately become Landlord's property.

10. REPAIRS AND MAINTENANCE.

        (a) Landlord Repairs and Maintenance. Landlord shall be responsible to make all repairs and replacements to the septic system servicing the Premises (except for the periodic pumping responsibilities of Tenant to as set forth in subsection 10[b]), the roof, exterior walls, and structure of the Building, and its parking lot. The cost of any such repairs and replacements, except as to the septic system, shall be charged to the Tenant as an operating expense in the manner provided in subsection 5(b) of this Lease. To the extent that any such repairs or replacements are covered by insurance, Tenant shall not be charged therefore (to the extent of proceeds so received by Landlord).

        Landlord shall be responsible for the maintenance, repair and replacement of the septic system at Landlord's sole cost and expense. However, Tenant, at its sole cost and expense, shall be solely responsible for the periodic pumping of the septic tank, and for any costs incurred in the failure of Tenant to perform such periodic pumping.

        (b) Tenant Repairs and Maintenance. Except as provided in subsection 10(a), Tenant, shall at all times during the Term and at Tenant's sole cost and expense, keep and maintain the Premises and every part thereof, making replacements thereto as required, (including without limitation all mechanical, electrical, plumbing systems servicing the Premises, all walks, drives, parking areas [including as to snow removal], and Premises landscaping) in good condition and repair, making replacements thereto as required. To the extent possible, Tenant shall give Landlord prior notice as to contemplated repairs or replacements to the major systems servicing the Premises which are the responsibility of Tenant. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as may be provided in or any law, statute or ordinance now or hereafter in effect, except in the case of an emergency (provided, wherever possible, Tenant shall notify Landlord prior to making any such repair, or



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        which such prior notice is not practical or possible, Tenant shall promptly notify Landlord of the making of such repair).

        At all times during the term of this Lease, Tenant shall maintain and keep in full force and effect service contracts with reputable contractors as to the septic (pumping only), fire protection (inspection and service) and HVAC systems, boiler servicing the Premises.

11. DAMAGE OR DESTRUCTION.

        (a) Landlord's Obligation to Rebuild. If the Premises are damaged or destroyed, Landlord shall promptly and diligently repair the Premises unless either Landlord or Tenant has the option to terminate this Lease as provided herein, and either such party elects to terminate.

        (b) Right to Terminate. Landlord and Tenant each shall have the option to terminate this Lease if the Building is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if either party reasonably determines that the repair of the Building cannot be completed within one hundred eighty (180) days after the casualty. If a party desires to exercise the right to terminate this Lease as a result of a casualty, the party shall exercise the right by giving the other party written notice of its election to terminate within thirty (30) days after the damage or destruction, in which event this Lease shall terminate fifteen (15) days after the date of the notice, If neither Landlord nor Tenant exercises the right to terminate this Lease, Landlord shall promptly commence the process of obtaining necessary permits and approvals, and shall commence repair of the Building as soon as practicable and thereafter prosecute the repair diligently to completion, in which event this Lease shall continue in full force and effect.

        (c) Limited Obligation to Repair. Landlord's obligation, should Landlord elect or be obligated to repair or rebuild, shall be limited to the Building shell and any improvements within the Building which existed as of the date of this Lease. Tenant, at its option and expense, shall replace or fully repair all trade fixtures, equipment and other improvements installed by Tenant and existing at the time of the damage or destruction.

        (d) Abatement of Rent. In the event of any damage or destruction to the Premises which does not result in termination of this Lease, the Rent shall be temporarily abated proportionately to the degree the Premises are untenantable as a result of the damage or destruction, commencing from the date of the damage or destruction and continuing during the period required by Landlord to substantially complete its repair and restoration of the Premises; provided, however, that nothing herein shall preclude Landlord from being entitled to collect the full amount of any rent loss insurance proceeds. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property or any inconvenience occasioned by any damage, repair or restoration.

        (e) Damage Near End of Term and Extensive Damage. In addition to the rights to termination under Subsection 11 (b), either Landlord or Tenant shall have the right to cancel and terminate this Lease as of the date of the occurrence of destruction or damage if the Building is substantially destroyed or damaged (i.e., there is damage or destruction which Landlord reasonably determines would require more than six (6) months to repair, which determination shall be made, and notice given to Tenant within 30 days after the date of occurrence of destruction or damage) and made untenantable during the last twelve (12) months of the Term. Landlord or Tenant shall give notice of its election to terminate this Lease under this Subsection 11 (e) within thirty (30) days after Landlord determines that the damage or destruction would require more than six (6) months to repair. If neither Landlord nor Tenant elects to terminate this Lease, the repair of the damage shall be governed by Subsection 11 (c).

        (f) Insurance Proceeds. If this Lease is terminated, Landlord may keep all the insurance proceeds resulting from the damage from policies maintained by Landlord.

12. EMINENT DOMAIN. If all or any part of the Premises is taken for public or quasi-public use by a governmental authority under the power of eminent domain or is conveyed to a governmental authority in lieu of



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such taking, and if the taking or conveyance causes the remaining part of the
Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant, at its option and by giving notice within fifteen (15) days after the taking, may terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises is taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord, at Landlord's expense, shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the Rent shall be reduced in proportion to the part of the Premises taken or conveyed. All compensation awarded for the taking or conveyance shall be the property of Landlord without any deduction therefrom for any estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to the award. Tenant shall have the right, however, to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses and removal of Tenant's trade fixtures and personal property.

13. INDEMNIFY AND INSURANCE.

        (a) Indemnity. Tenant shall be responsible for, shall insure against, and shall indemnify Landlord and Landlord's AGENTS (including Landlord's property manager) and employees and hold them harmless from, any and all liability for any loss, damage or injury to person or property occurring in, on or about the Premises, except to the extent that such liability is the result of the gross negligence or willful misconduct of Landlord, its agents (including Landlord's property manager) and employees and Tenant hereby releases Landlord and Landlord's agents (including Landlord's property manager) and employees from any and all liability for the same. Landlord shall indemnify Tenant and hold Tenant harmless from any and all liability for any loss, damage or injury to person or property occurring in, on or about the Premises resulting from Landlord's or Landlord's property manager's gross negligence or willful misconduct. Tenant's obligation to indemnify Landlord and Landlord's agents (including Landlord's property manager) and employees hereunder, and Landlord's obligation to indemnify Tenant hereunder, shall each include the duty to defend against any claims asserted by reason of any loss, damage or injury, and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

        (b) Insurance. At all times during the term of this Lease, Tenant shall carry, at its own expense, for the protection of Tenant, Landlord and Landlord's agents, employees and contractors, as their interests may appear, one or more policies of comprehensive general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with minimum coverages of One Million Dollars ($1,000,000.00) for injury to one person in any one accident, Three Million Dollars ($3,000,000.00) for injuries to more than one person in any one accident (with excess liability coverage of not less than $4,000,000.00) and One Million Dollars ($1,000,000.00) in property damage per accident and insuring against any and all liability for which Tenant is responsible under this Lease, and shall also carry workers compensation insurance including employer's liability at statutory limits as required in the State of Connecticut. During any period in which Tenant shall be constructing alterations and/or improvements, Tenant shall also The insurance policy or policies shall name Landlord and Landlord's agents, employees and contractors as additional insureds, and shall provide that the policy or policies may not be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with certificates evidencing the insurance. If Tenant fails to carry the insurance and furnish Landlord with copies of all the policies after a request to do so, Landlord shall have the right to obtain the insurance and collect the cost thereof from Tenant as additional Rent.

14. ASSIGNMENT AND SUBLETTING.

        (a) Landlord's Consent. Subject to Landlord's rights set forth in Subsection (b) below, Tenant shall not assign, sublet or otherwise transfer all or any portion of Tenant's interest in this Lease (collectively, "sublet") without Landlord's prior written consent, which consent shall not be unreasonably withheld. Consent by Landlord to one sublet shall not be deemed to be a consent to any subsequent sublet.

        (b) Effect of Sublet. Each sublet to which Landlord has consented shall be by an instrument in writing,in a form satisfactory to Landlord as evidenced by Landlord's written approval. Each sublessee



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        shall agree in writing, for the benefit of Landlord, to assume (with respect to an assignment), to be bound by and to perform the terms, conditions and covenants of this Lease to be performed by Tenant. Tenant shall not be released from personal liability for the performance of each term, condition and covenant of this Lease, and Landlord shall have the right to proceed against Tenant without proceeding against the subtenant.

        (c) Executed Counterparts. No sublet shall be valid nor shall any subtenant take possession of the Premises until an executed counterpart of the sublease has been delivered to Landlord and approved in writing.

15. DEFAULT.

        (a) Tenant's Default. At the option of Landlord, a material breach of this Lease by Tenant shall exist if any of the following events (severally, "Event of Default"; collectively, "Events of Default") shall occur: (i) if Tenant shall have failed to pay Rent, including Tenant's Percentage Share of increased Operating Expenses, or any other sum required to be paid hereunder when due, together with interest at the Interest Rate, from the date the amount became due through the date of payment, inclusive, where such failure to pay continues for ten (10) days after written notice to Tenant of such default; (ii) if Tenant shall have failed to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure the breach within thirty (30) days after written notice from Landlord if the breach could reasonably be cured within the thirty
        (30) day period; provided, however, if the failure could not reasonably be cured within the thirty (30) day period, then Tenant shall not be in default unless it has failed to promptly commence and thereafter continue to make diligent and reasonable efforts to cure the failure as soon as practicable as reasonably determined by Landlord; (iii) if Tenant shall have assigned its assets for the benefit of its creditors;
        (iv) if the sequestration of, attachment of, or execution on, any material part of the property of Tenant or on any property essential to the conduct of Tenant's business shall have occurred, and Tenant shall have failed to obtain a return or release of the property within thirty
        (30) days thereafter, or prior to sale pursuant to any sequestration, attachment or levy, whichever is earlier; (v) if Tenant shall have abandoned the Premises; (vi) if a court shall have made or entered any decree or order adjudging Tenant to be insolvent, or approving as properly filed a petition seeking reorganization of Tenant, or directing the winding up or liquidation of Tenant, and the decree or order shall have continued for a period of thirty (30) days; (vii) if Tenant shall make or suffer any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provision of the federal Bankruptcy Laws or any applicable state law; or (viii) if Tenant shall have failed to comply with the provisions of Section 23 or 25. An Event of Default shall constitute a default under this Lease,

        (b) Remedies Upon Tenant's Default. Upon an Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, equity, statute or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

                (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may, if it so elects in its sole discretion (but shall have no obligation to) enter the Premises pursuant to summary process laws and relet it, or any part of it, to third parties for Tenant's account, provided that any rent received which is in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this Subsection 16(b)(i) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

                (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant's cost and to recover from Tenant as damages: (1) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (2) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (3) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (a) in retaking possession of the Premises, including reasonable attorneys' fees and costs therefor; (b) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (c) leasing commissions; (d) any other costs necessary or appropriate to relet the Premises; and (e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of Connecticut.

        The "worth at the time of award" of the amounts referred to in Subsections 15(b)(ii)(1) and 15(b)(ii)(2) is computed by allowing interest at the lesser of twelve percent (12%) per annurn or the maximum rate permitted by law, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Subsection 15(b)(ii)(3) is computed by discounting the amount at the discount rate of the Federal Reserve Bank of New York at the time of award, plus one percent (1%).

        (c) Landlord's Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by Landlord hereunder unless and until Landlord has failed to perform the obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying wherein Landlord has failed to perform the obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if Landlord shall commence the performance within the thirty (30) day period and thereafter shall diligently prosecute the same to completion.

16. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS. If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, make the payment or perform any other act to the extent Landlord may deem desirable and, in connection therewith, pay expenses and employ counsel. Any payment or performance by Landlord shall not waive or release Tenant from any obligations of Tenant under this Lease. All sums so paid by Landlord, and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant within thirty (30) days after receipt of Landlord's invoice requesting payment, together with interest thereon at the Interest Rate, from that date to the date of payment thereof by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

17. SECURITY DEPOSIT. Tenant has deposited with Landlord the Security Deposit, in the amount specified in the Basic Lease Information, as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or other sum in default, for the payment of any amount which Landlord may expend or become obligated to expend by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is used or applied, Tenant shall deposit with Landlord, within ten (10) days after written demand therefor, cash in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit.

18. SURRENDER OF PREMISES. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances, except as may otherwise be provided in this Lease. On the expiration or early termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition as of the Commencement Date, normal wear and tear and damage by fire or other casualty excepted. Tenant shall remove from the Premises all of Tenant's personal property, trade fixtures and any alterations required to be removed pursuant to Section 9. Tenant shall repair damage or perform any restoration work required by the removal. If Tenant fails to remove any personal property, trade fixtures or alterations after the end of the Term, Landlord may remove the property and store it at Tenant's expense, including interest at the Interest Rate.

19. HOLDING OVER. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term or the termination of this Lease, the tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. In such event, Base Rent shall be increased in an amount equal to one hundred twenty-five percent (125%) of the Base Rent during the last month of the Term (including any extensions), and any other sums due under this Lease shall be payable in the amount, and at the times, specified in this Lease. The month-to-month tenancy shall be subject to every other term, condition, covenant and agreement contained in this Lease and Tenant shall vacate the Premises immediately upon Landlord's request.

20. ACCESS TO PREMISES. Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times upon reasonable notice, except in the case of an emergency (in which event no notice shall be necessary), to inspect the Premises; to show the Premises to interested parties such as prospective mortgagors, purchasers and tenants; to make necessary alterations, additions, improvements or repairs either to the Premises which Landlord is required to make, and to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant's operations.

21. SIGNS. Tenant, subject to the Landlord's approval, which shall not be unreasonably withheld, delayed or conditioned, shall have the right to install signs on the Premises and Building in accordance with federal, state and local statutes, laws, ordinances, and codes.

22. WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives and releases the other of and from any and all rights of recovery, claim, action or cause of action against the other, its subsidiaries, directors, agents, officers and employees, for any loss or damage that may occur in or upon the Premises; to improvements to the Building or personal property (building contents) within the Building; or to any furniture, equipment, machinery, goods and supplies not covered by this Lease which Tenant may bring or obtain upon the Premises or any additional improvements which Tenant may construct on the Premises by reason of fire, the elements or any other cause which is required to be insured against under this Lease, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, subsidiaries, directors, officers and employees, to the extent insured against under the terms of any insurance policies carried by Landlord or Tenant and in force at the time of any such damage, but only if the insurance in question permits such a partial release in connection with obtaining a waiver of subrogation from the insurer. Because this Section will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each insurance company written notice of the terms of the mutual waivers contained in this Section and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Section.

23. SUBORDINATION.

        (a) Subordinate Nature. Except as provided in Subsection 23(b), this Lease is subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which now affect the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof. Within ten (10) days after Landlord's written request therefor, Tenant shall execute any and all documents (which may include without limitation a requirement for attornment by Tenant) in form required by Landlord, the lessor under any ground or underlying lease ("Lessor"), or the holder or holders of any mortgage or deed of trust ("Holder") to make this Lease subordinate to the lien of any lease, mortgage or deed of trust, as the case may be. Any such subordination shall be contingent upon such Lessor or Holder's agreement that so long as Tenant shall not be in default under this Lease beyond any applicable grace or cure period, Tenant shall not be disturbed in its occupancy of the Premises. Prior to the commencement of this Lease, Landlord shall provide Tenant with a non-disturbance agreement from Landlord's existing mortgage lender in such lender's customary form.

        (b) Possible Priority of Lease. If a Lessor or a Holder advises Landlord that it desires or requires this Lease to be prior and superior to a lease, mortgage or deed of trust, Landlord may notify Tenant. Within ten
        (10) days of Landlord's notice, Tenant shall execute, have acknowledged and deliver to Landlord any and all documents or instruments, in the form presented to Tenant, which Landlord, Lessor, or Holder deems necessary or desirable to make this Lease prior and superior to the lease, mortgage or deed of trust.

24. TRANSFER OF THE PREMISES. Upon transfer of the Premises and assignment of this Lease, Landlord shall be entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the consummation of the transfer and assignment, and (provided the Security Deposit is contemporaneously transferred or otherwise accounted for between Landlord and such assignee) from all liability for the Security Deposit. Tenant shall attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding and any such attornment agreement shall contain customary non-disturbance provisions.

25. ESTOPPEL CERTIFICATES. Within ten (10) days following written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, in the form prepared by Landlord. The certificate shall: (a) certify that this Lease is unmodified and in full force and effect or, if modified, state the nature of the modification and certify that this Lease, as so modified, is in full force and effect, and the date to which the Rent and other charges are paid in advance, if any; (b) acknowledge that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults on the part of the Landlord, state the nature of the uncured defaults; and (c) evidence the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord.

26. MORTGAGEE PROTECTION. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has entered into a nondisturbance and attornment agreement with Tenant or who has notified Tenant of the identity and address of the person to whom such notice should be sent and shall offer the beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

27. ATTORNEYS' FEES. If either party shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover, as a part of the action or proceedings, or in a separate action brought for that purpose, such reasonable attorneys' fees and court costs as may be fixed by the court or jury.

28. BROKERS. Landlord and Tenant each warrant and represent to each other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the brokers(s) specified in the Basic Lease Information, whose commissions shall be paid by Landlord pursuant to separate agreements, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord and Tenant shall indemnify and hold each other harmless from and against any and all liabilities or expenses arising out of claims made by any other broker or individual for commissions or fees resulting from this Lease.

29. Intentionally Deleted.

30. UTILITIES. Tenant shall be solely liable for all utilities, including without limitation, electricity, water, oil, gas, and sewer use. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of, no eviction of Tenant shall result from and, further, Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of, Landlord's failure to furnish any of the foregoing when the failure is caused by accident, breakage, or repairs, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord's reasonable control. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service. If such interruption of service (other than that caused by casualty or condemnation) shall continue for more than ten (10) consecutive days, the Rent payable by Tenant hereunder shall abate, based upon the portion or portions of the Premises affected by such interruption of service and the degree of adverse effect of the interruption upon the normal conduct of Tenant's business at the Premises, until such interruption is remedied. Tenant shall not connect any apparatus or device with wires, conduits or pipes, or other means by which the services are supplied, for the purpose of using additional or unusual amounts of the services without the prior written consent of Landlord. Unless expressly authorized by Landlord in writing, at all times Tenant's use of electric current shall not exceed the capacity of the feeders to the Building or the risers or wiring installation.

31. ACCEPTANCE. Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises as set forth herein, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall become effective and binding only upon execution hereof by Landlord and delivery of a signed copy to Tenant. Upon acceptance of Tenant's offer to lease under the terms hereof and receipt by Landlord of the Rent for the first month of the Term and the Security Deposit in connection with Tenant's submission of the offer, Landlord shall be entitled to retain the sums and apply them to damages, costs and expenses incurred by Landlord if Tenant fails to occupy the Premises. If Landlord rejects the offer, the sums shall be returned to Tenant.

32. Intentionally Deleted.

33. RECORDING. Tenant, at its sole cost and expense, shall have the right to record a short form notice of this Lease. Upon termination of this Lease, Tenant shall promptly execute and deliver to Landlord a termination of any such recorded notice.

34. NOTICES. Any notice or demand required or desired to be given under this Lease shall be in writing and shall be given by hand delivery, electronic mail (e.g., telecopy) or the United States mail. Notices which are sent by electronic mail shall be deemed to have been given upon receipt. Notices which are mailed shall be deemed to have been given when seventy-two (72) hours have elapsed after the notice was deposited in the United States mail, registered or certified, the postage prepaid, addressed to the party to be served. As of the date of execution of this Lease, the addresses of Landlord and Tenant are as specified in the Basic Lease Information. Either party may change its address by giving notice of the change in accordance with this Section.

35. Intentionally Deleted.

36. ADDITIONAL STRUCTURES. Any diminution or interference with light, air or view by any structure which may be erected on land adjacent to the Building shall in no way alter this Lease or impose any liability on Landlord.

37. GENERAL.

        (a) Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

        (b) Time. Time is of the essence for the performance of each term, condition and covenant of this Lease.

        (c) Severability. If any provision of this Lease is held to be invalid, illegal or unenforceable, the invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if the invalid, illegal or unenforceable provision had not been contained herein.

        (d) Choice of Law: Construction. This Lease shall be construed and enforced in accordance with the laws of the State of Connecticut. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

        (e) Gender, singular, Plural. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

        (f) Binding Effect. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, executors, administrators, transferees, successors and/or assigns (to the extent this Lease is assignable).

        (g) Waiver. The waiver of by either Landlord or Tenant of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of the provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of the payment. No covenant, term or condition of this Lease shall be deemed to have been waived unless the waiver is in writing signed by the party to be charged.

        (h) Entire Agreement. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

        (i) Waiver of Jury. To the extent permitted by law, Tenant hereby waives any right it may have to a jury trial in the event of litigation between Tenant and Landlord pertaining to this Lease.

        (j) Counterparts. This Lease may be executed in counterparts, each of which shall be an original, but all counterparts shall constitute one
        (1) instrument.

        (k) Exhibits. The Basic Lease Information and all exhibits attached hereto are hereby incorporated herein and made an integral part hereof.

38. OPTIONS TO EXTEND.

        (a) Option Period. So long as Tenant is not in default under this Lease continuing beyond any applicable grace or cure period, either at the time of exercise or at the time the extended term commences, Tenant will have the option to extend the initial ten (10) year Term of this Lease for an additional period of five (5) years (the "First Option Period") on the same terms, covenants, and conditions of this Lease, except that the Base Rent during the First Option Period will be determined pursuant to paragraph (b). Provided Tenant shall have so extended the Term of this Lease, Tenant shall have the further option to extend the Term of this Lease for a second additional period of five (5) years (the "Second Option Period") on the same terms, covenants, and conditions of this Lease, except that the Base Rent during the Second Option Period shall be determined pursuant to paragraph (b) Tenant will exercise either such option by giving Landlord written notice ("option notice") at least one hundred eighty (180) days but not more than two hundred seventy (270) days prior to the expiration of the then Term of this Lease.

        (b) Option Period Base Rent. The Base Rent for the each such option period shall be the greater of: (x) the Base Rent payable during the immediately preceding Term of this Lease, (y) the Base Rent payable during the first month of the initial Term of this Lease increased, on an annual compounded basis, by the increase in the Consumer Price Index as described in paragraph 38(c) below, or (z) a Base Rent equal to the then-fair market rental value of the Premises determined as follows:

                (1) Landlord and Tenant will have fifteen (15) days after Landlord receives the option notice within which to agree on the then-fair market rental value of the Premises.

                (2) If they are unable to agree on the then-fair market rental value. the then-fair market rental value of the Premises same will be determined by the appraisers pursuant to paragraph
                (b)(4).

                (3) The "then-fair market rental value of the Premises" means what a landlord under no compulsion to lease the premises and a tenant under no compulsion to lease the premises would determine as fixed Base Rent for the option period, as of the commencement of the option period, taking into consideration the uses permitted under this lease, the quality, size, design, and location of the Premises, and the rent for comparable buildings located in the vicinity of Guilford, Connecticut. In determining the then-fair market rental value of the Premises, it shall be assumed that Premises are to be delivered to the Tenant "as is" unless Landlord has otherwise agreed in writing to make improvements or alterations to the Premises.

                (4) Within seven (7) days after the expiration of the fifteen
                (15) day period set forth in paragraph (b)(1), Landlord and Tenant will each appoint a real estate appraiser with at least five (5) years' full-time commercial appraisal experience in the area in which the Premises are located to appraise the then-fair market rental value of the Premises. If either Landlord or Tenant does not appoint an appraiser within ten (10) days after the other has given notice of the name of its appraiser, the single appraiser appointed will be the sole appraiser and will set the then-fair market rental value of the Premises. If two appraisers are appointed pursuant to this paragraph, they will meet promptly and attempt to set the then-fair market rental value of the Premises. If they are unable to agree within thirty
                (30) days after the second appraiser has been appointed, they will attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set the then fair market rental value of the Premises. If they are unable to agree on the third appraiser, either Landlord or Tenant, by giving ten (10) days' prior notice to the other, can apply to American Arbitration Association for the selection of a third appraiser who meets the qualifications stated in this paragraph. Landlord and Tenant will bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, must be a person who has not previously acted in any capacity for either Landlord or Tenant.

                Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers will set the then-fair market rental value of the Premises. If a majority of the appraisers are unable to set the then-fair market rental value of the Premises within thirty (30) days after selection of the third appraiser, the three appraisals will be averaged and the average will be the then-fair market rental value of the Premises.

        (c) Consumer Price Index. On each Adjustment Date (as defined below), for purposes of paragraph 38(b)(2) above, Base Rent shall be calculated based on annual increases in the Consumer Price Index (as defined below) with the percentage increase to be determined by multiplying the Base Rent last payable by a fraction, the numerator of which shall be the Variable Index (as defined below) and the denominator of which shall be the Base Index (as defined below). The product thus obtained shall be payable in advance in consecutive monthly installments on the first day of each month until the next Adjustment Date, or the expiration of the term, as the case may be. In applying the foregoing formula for rental adjustment, the following terms shall have the following meanings:

        i) "Adjustment Date" means, as the case may require, the first day of the First Option Period and the first day of the Second Option Period.

        ii)     "Base Index" means the Consumer Price Index for October 2000;

        iii) "Consumer Price Index" means the United States Consumer Price Index for All Urban Consumers, U. S. City Average, All Items (1967=100), issued by the U. S. Bureau of labor Statistics. If the Consumer Price Index published by the U. S. Bureau of labor Statistics is discontinued, then an index of most nearly the same as the Consumer Price Index shall be selected by Tenant and Landlord.

        iv) "Variable Index" shall mean the Consumer Price Index for the last available month immediately preceding any Adjustment Date.

39. USE OF FORKLIFT. Landlord owns a forklift located at the Premises. Landlord makes no representation or warranty that said forklift is in good working order or otherwise in a safe condition.

During the Term of this Lease, Tenant shall have the right to use said forklift for the conduct of Tenant's business operations. Any such use shall be at Tenant's sole cost and expense, and at Tenant's sole risk. Tenant shall have the right to maintain and repair the forklift at its expense, but shall not be obligated to do so. Tenant shall not be obligated to Landlord for any loss or damage to the said forklift arising from Tenant's use thereof, provided such use is in the normal and customary operation of Tenant's business, and Tenant shall have no obligation to return the said forklift to Landlord in good working order or condition upon termination of this Lease. Should Tenant desire to dispose of the forklift, Tenant shall give Landlord at least five (5) days prior written notice of its intention to do so. Unless Landlord shall object to such disposition and make other arrangements with regard thereto, Tenant may thereafter dispose of the forklift in accordance with applicable laws and regulations.

Tenant's indemnification of Landlord set forth in this Lease shall encompass Tenant's use of the said forklift and Tenant's insurance coverage shall include a rider or affirmative endorsement regarding Tenant use and operation thereof.

40. CONDITION PRECEDENT TO LEASE. Anything in this Lease to the contrary notwithstanding, the obligations he parties to this Lease shall be contingent upon Landlord's receipt prior to January 31, 2001 of a building permit and all other necessary governmental authorizations required as a condition to the commencement by Landlord of the Tenant Improvements contemplated by subsections
(a) and (b) of Section 7 of this Lease. Should for any reason Landlord not have received such building permit and authorizations by such date, either party, by written notice to the other given on or before February 28, 2001, may terminate this Lease, and upon such termination the Security Deposit shall be promptly returned to Tenant and thereupon this Lease shall be null and void and of no further force and effect.

        IN WITNESS WHEREOF, the parties have executed this Lease effective as of the date first above written.

                                       "LANDLORD"
                                       GOLDEN GOOSE, LLC, a Connecticut
                                        limited liability company

 /s/ [SIGNATURE ILLEGIBLE]              By    /s/ [SIGNATURE ILLEGIBLE]
--------------------------------            -----------------------------------
                                             its Manager
 /s/ [SIGNATURE ILLEGIBLE]
--------------------------------

                                       "Tenant"
                                       MICROTECH INTERNATIONAL INC..

 /s/ [SIGNATURE ILLEGIBLE]              By    /s/ Brian Campbell
--------------------------------            -----------------------------------
                                             its    PRESIDENT
                                            -----------------------------------
 /s/ [SIGNATURE ILLEGIBLE]
--------------------------------

 STATE OF CONNECTICUT)
                     ) ss: Hamden                         December 13, 2000
 COUNTY OF NEW HAVEN )


        Personally appeared Michael Belfonti, Manager of Golden Goose, LLC, a Connecticut limited liability company, and acknowledged that he/she executed the foregoing as his/her free act and deed in such capacity, on behalf of said Golden Goose, LLC.

                                        /s/ [SIGNATURE ILLEGIBLE]
                                       ----------------------------------------
                                       Comm. of the Superior Court/


 STATE OF CONNECTICUT)
                     ) ss:                                December 15, 2000
 COUNTY OF NEW HAVEN )


        Personally appeared Brian Campbell, President of Microtech International, Inc., a ______________ corporation, and acknowledged that he/she executed the foregoing as his/her free act and deed in such capacity, on behalf of said corporation.

                                      /s/ GLENDA ESPOSITO
   [SEAL]                             -----------------------------------------
                                      Comm. of the Superior Court/Notary Public
                                      My Commission Expires: 4/30/2004

                                    EXHIBIT A


All that certain piece or parcel of land, together with the buildings and all other improvements thereon, located in the Town of Guilford, County of New Haven and State of Connecticut known as #20 Carter Drive and bounded and described as follows:

Beginning at a point located at the intersection of the Westerly road line of Goose Lane and the Northerly taking line of Interstate Route #95; thence South fifty-seven degrees, ten minutes, fifty nine seconds West (S57' 10' 9"W) along the Northerly taking line of Interstate Route #95 for a distance of twenty-five hundredths feet (0.25') to a Connecticut Highway Department monument; thence South fifty-seven degrees, ten minutes fifty-nine seconds West (S57' 10' 59"W) along the northerly taking line of Interstate Route #95 for a distance of three hundred sixteen and nineteen hundredths feet (316.19') to a Connecticut Highway Department monument; thence South fifty-nine degrees, Fifty minutes, five seconds West (S59' 50' 05"W) along the northerly taking line of Interstate Route #95 for a distance of on e hundred ninety-nine and ninety-three hundredths feet (199.93') to a Connecticut Highway Department monument; thence westerly along the northerly taking line of Interstate Route #95 for a distance of three hundred eighty-four and ninety-eight hundredths feet (384.98') along the arc of a seven hundred sixty-eight and fifty-one hundredths feet (768.51') radius curve, ,concave southerly to a concrete monument set; thence North zero degrees, thirty-eight minutes, fifty seven seconds West (N00' 38' 57"W) along land of Moroso Performance Sales, Inc. for a distance of six hundred eighty-one and sixty-two hundredths feet (681.62') to a concrete monument set; thence North eighty-eight degrees, thirty-two minutes, fifteen seconds East (N88' 32' 15"E) along the southerly road line of Carter Drive for a distance of one hundred seventy-six and sixty-three hundredths feet (176.63') to a concrete monument set; thence easterly along the southerly road line of Carter Drive for a distance of ninety-three and sixty-eight hundredths feet (93.68') along the arc of a four hundred sixty-nine and ninety-one hundredths feet (469.91') radius curve, concave northerly to a concrete monument set; thence South eighty degrees, two minutes, twenty-two seconds East (S80' 02' 22"E) along the southerly road line of Carter Drive for a distance of two hundred forty-seven and sixty-seven hundredths feet (247.67') to a concrete monument set; thence easterly along the southerly road line of Carter Drive for a distance of eighty-nine and ninety-seven hundredths feet (89.97') along the arc of two hundred fourteen and forty-four hundredths feet (214.44') radius curve, concave southerly to a concrete monument set; thence southeasterly along the southerly intersection line of Carter Drive and Goose Lane for a distance of sixty-seven and one hundredths feet (67.01') along the arc of a fifty and zero hundredths feet (50.00') radius curve, concave northeasterly to a concrete monument set; thence southerly along the westerly road line of Goose Lane for a distance of thirty and forty-nine hundredths feet (30.49') along the arc of a three hundred and zero hundredths feet (300.00') radius curve, concave southwesterly to a concrete monument; thence South thirty-three degrees, six minutes, forty-four seconds East (S33' 06' 44"E) along the westerly road line of Goose Lane for a distance of two hundred fifty two and seventy-four hundredths feet (252.74') to the point of beginning.


The said parcel containing three hundred ninety-three thousand nine hundred twenty and five tenths square feet (393,920.5 sq.ft.) or nine and four hundredth acres (9.04 AC.)

Reference is made to a survey entitled "Property to be Transferred to The C.R. Gibson Co. Guilford, Connecticut Scale -- 1"=50" Survey and Map Certified Substantially Correct and in Accord with Class A-2 of the Code of the Conn. Tech. Council, Inc. dated June 30, 1978, revised October 10, 1978 by Eric G. Anderson LS7018, on file as Map No. 2384 in the Guilford Town Clerk's Office.

                                 EXHIBIT B - 1

                                   WORKLETTER


        This workletter is dated December 14, 2000 between GOLDEN GOOSE, LLC ("Landlord") and MICROTECH INTERNATIONAL, INC. ("Tenant").

                                    RECITALS

        A. This workletter is attached to and forms a part of that certain lease dated December 2000 ("Lease"), pursuant to which Landlord has leased to Tenant office, storage and light assembly space in the Building known as 20 Carter Drive, Guilford, CT 06437

        B. Landlord desires to make certain improvements to the Premises, and Tenant desires to have Landlord make such initial improvements, prior to occupancy, upon the terms and conditions contained in this workletter.

        1.      Definitions. In this workletter, some defined terms are used.
                They are:

        (a)     Tenant's Representative: Edward Galuski

        (b)     Landlord's Representative: Richard Tolentino

        (c) Tenant Finish Allowance: (non-cash), $452,000.00 and is to be applied by Landlord to the cost of the improvements.

        (d) Programming Information: Information provided by Tenant, including the nature of the Tenant's business, manner of operation, number and types of rooms, special equipment and functional requirements, anticipated growth, interactions among groups, and, any other programming requirements the Tenant may have.

        (e) Programming Information Submission Date: December 22, 2000. The date Tenant will submit to Landlord the information necessary for the preparation of the space plan.

        (f) Final Space Plan: A drawing of the Premises clearly showing the layout and relationship of all departments and offices, depicting partitions, door locations, types of electrical/data/telephone outlets, and delineation of furniture and equipment.

        (g) Estimated Construction Costs: A preliminary estimate of the costs of the improvements that are depicted on the space plan, including all architectural, engineering, contractor, and any other costs as can be determined from the space plan.

        (h) Working Drawings: Construction documents detailing the improvements and conforming to codes, complete in form and content and containing sufficient information and detail to allow for competitive bidding or negotiated pricing by contractor(s) selected and engaged by Landlord.

     (i) Construction Schedule: A schedule depicting the relative time frames for various activities related to the construction of the improvements in the Premises.

     (j) Tenant Cost Proposal: A final estimate of costs of the improvements that are depicted on the working drawings, including all architectural, engineering, contractor, and any other costs, and clearly indicating the dollar amount, if any, that is to be paid by Tenant pursuant to paragraph 7.

     (k) Maximum Approved Cost: The sum of the Tenant finish allowance and any additional amount that Tenant has agreed to pay for the improvements to the Premises.

     (l)  Improvements: The work is inclusive of the following:

          (i) The development of space plans and working drawings, including supporting engineering studies (i.e., structural design or analysis, lighting or acoustical evaluations, or others as determined by Landlord's architect);

          (ii) All construction work necessary to augment the base building, creating the details and partitioning shown on the space plan. The work will create finished ceilings, walls, and floor surfaces, as well as complete HVAC, lighting, electrical, and fire protection systems.

     The improvements will NOT include personal property items, such as decorator items or services, artwork, plants, furniture, equipment, or other fixtures not permanently affixed to the Premises.

     (m) Cost of the Improvements: The cost includes but is not limited to the following:

          (i)  All architectural and engineering fees and expenses;

          (ii) All contractor and construction manager costs and fees and

          (iii) All permits and taxes.

     (n) Change Order: Any change, modification, or addition to the space plan or working drawings after tenant has approved the same.

     (o) Base Building: Those elements of the core and shell construction that are completed in preparation for the improvements to the Premises.

     2. Representatives. Landlord appoints Landlord's representative to act for Landlord in all matters associated with this workletter. Tenant appoints tenant's representative to act for Tenant in all matters associated with this workletter. all inquiries, requests, instructions, authorizations, and other communications with respect to the matters covered by this workletter will be made to Landlord's representative or tenant's representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any employee or agent of Landlord, including, without limitation, Landlord's architect, engineers, and contractors or any of their agents or employees, with regard to matters associated with this workletter. Either party may change its representative under this workletter at any time by providing 3 days' prior written notice to the other party.

        3. Project Design and Construction. All work will be performed by designers and contractors selected and engaged by Landlord.

        4.      Cost Responsibilities.

        (a) Landlord: Landlord will pay up to the amount of the Tenant finish allowance for the cost of the improvements.

        (b)     Tenant: Tenant will pay for:

                (i) Tenant-initiated changes to the space plan or working drawings after Tenant's approval;

                (ii) Tenant-initiated change orders, modifications, or additions to the improvements after tenants approval of the working drawings;

                (iii) All costs in excess of the tenant finish allowance that are not included in (i) or (ii) immediately above;

                (iv) Tenant will not be entitled to any credit for any portion of the tenant finish allowance which is not used.

        5. Landlord's Approval. Landlord, in its sole discretion, may withhold its approval of any space plan, working drawings, or change order that:

        (a) Exceeds or adversely affects the structural integrity of the building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication, or other systems of the building;

        (b) Is not approved by the holder of any mortgage or deed of trust encumbering the building at the time the work is proposed;

        (c) Would not be approved by a prudent owner of property similar to the building;

        (d) Violates any agreement which affects the building or binds the Landlord;

        (e) Landlord reasonably believes will reduce the market value of the Premises or the building at the end of the term or

        (f) Does not conform to applicable building code or is not approved by any governmental, quasi-governmental, or utility authority with jurisdiction over the Premises.

        6.      Schedule of Improvement Activities.

        (a) On or before the programming information submission date, Tenant will cooperate with and submit to Landlord the programming information necessary for Landlord's architect / contractor to prepare the proposed space plan.

        (b) Landlord's architect / contractor will expeditiously prepare a space plan and forward it to Tenant. Tenant will give Landlord written notice whether or not tenant approves the proposed space plan within 5 days after its receipt. If Tenant's notice objects to the proposed space plan, the notice will set forth how the proposed space plan is inconsistent with the programming information and how the proposed space plan must be changed in order to overcome Tenant's objections. Landlord will resubmit a revised space plan to Tenant and it will be treated as though it was the first proposed space plan prepared pursuant to this paragraph.

        (c) After Tenant approval of the space plan (the "final space plan"), Landlord will promptly cause to be prepared, a preliminary estimate of the cost of the improvements as set forth in the final space plan (the "estimated construction cost"). If the estimated construction cost is less than the Tenant finish allowance, the estimated construction cost will be deemed approved without a required response from the Tenant. If the estimated construction cost is more than the Tenant finish allowance, Landlord will so notify Tenant in writing and Tenant will establish the maximum approved cost by either:

                (i) Agreeing in writing to pay the amount by which the estimated construction cost exceeds the Tenant finish allowance; or

                (ii) Agreeing to have the final space plan revised by Landlord's architect in order to assure that the estimated construction cost is either:

                        (a)     No more than the Tenant finish allowance; or

                        (b) Exceeds the Tenant finish allowance by an amount which tenant agrees to pay pursuant to clause
                                (1) immediately above.

                Landlord expects tenant to give immediate attention to establishing the maximum approved cost and by responding to Landlord within 2 business days. Upon Tenants timely fulfillment of its obligations in either clause (1) or clause (2) immediately above, the maximum approved cost will be established.

        (d) Upon establishment of the maximum approved cost, Landlord will cause to be prepared and delivered to Tenant the working drawings, the construction schedule, and the Tenant cost proposal for the improvements in accordance with the final space plan. If the Tenant cost proposal is less than the maximum approved cost, Landlord will take steps necessary to commence construction of the improvements to the Premises.

                If the Tenant cost proposal is more than the maximum approved cost, Landlord will so notify Tenant in writing and tenant will either (1) agree in writing to pay the amount by which the Tenant cost proposal exceeds the maximum approved cost or (2) request Landlord to revise the working drawings in order to assure that the Tenant cost proposal is no more than the maximum approved cost.

                Landlord expects Tenant to give immediate attention to the cost proposal approval process and to respond to Landlord within 3 business days.

        (e) Following approval of the working drawings and the Tenant cost proposal, Landlord will cause application to be made to the appropriate governmental authorities for necessary approvals and building permits. Upon receipt of the necessary approvals and permits, Landlord will begin construction of the improvements.

        7. Payment by Tenant. The amount payable by Tenant will be billed periodically, as the work proceeds, and tenant agrees to pay the same within 10 business days following delivery of each such invoice.

        8. Change Orders. Tenant may authorize changes to the improvements during construction only by written instructions to Landlord's representative on a form approved by Landlord. All such changes will be subject to Landlord's prior written approval in accordance with paragraph 5. Prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant! s approval, a change order setting forth the total cost of such change, which will include associated architectural, engineering, construction contractor's costs and fees, completion schedule changes, and the cost of Landlord's overhead. If Tenant fails to approve such change order within 5 business days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Upon Landlord's receipt of tenant's approval, Landlord will proceed with the change.

        9. Completion and Commencement Date. Tenant's obligation for payment of rent pursuant to the lease will commence on the commencement date as set forth in the Basic Lease Information portion of the Lease; however, the commencement date and the date for the payment of rent may be delayed on a day-by-day basis for each day the substantial ; completion (issuance of a Certificate of Occupancy whether temporary or permanent) of the improvements are delayed by Landlord or its contractors or agents. The payment of rent will not be delayed by a delay of substantial completion due to Tenant. The following are some examples of delays which will not affect the commencement date and the date rent is to commence under the lease:

        (a)     Late submissions of programming information;

        (b)     Change orders requested by Tenant;

        (c) Delays in obtaining non-building standard construction materials requested by Tenant;

        (d) Tenant's failure to approve timely any item requiring Tenant's approval; and

        (e)     Delays by Tenant according to paragraph 6.

        In the event that substantial completion of the improvements is delayed by Landlord, its contractors, or agents, the commencement date will be the date of substantial completion of the improvements, subject only to the completion of Landlord's punch-list items (that is, those items that do not materially interfere with Tenant's use and enjoyment of the Premises). Landlord and Tenant will confirm the commencement date in accordance with Section 3.1 of the lease.

        10.     Condition of the Premises.

        (a) Prior to the commencement date, Tenant will conduct a walk-through inspection of the Premises with Landlord and prepare a punch-list of items needing additional work by Landlord. Other than the items specified in the punch-list and "latent defects" (as defined below), by taking possession of the Premises Tenant will be deemed to have accepted the Premises in their condition on the date of delivery of possession and to have acknowledged that Landlord has installed the improvements as required by this workletter and that there are no items needing additional work or repair. The punch-list will not include any damage to the Premises caused by Tenant's move-in or early access, if permitted. Damage caused by Tenant will be repaired or corrected by Landlord at Tenants expense. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenants business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any Tenant improvements to the Premises except as expressly provided in this lease and this workletter. If Tenant fails to submit a punch-list to Landlord prior to the commencement date, it will be deemed that there are no items needing additional work or repair. Landlord's contractor will complete all reasonable punch-list items within 30 days after the walk-through inspection or as soon as practicable after such walk-through.

        (b) A "latent defect" is a defect in the condition of the Premises caused by Landlord's failure to construct the improvements in a good and workmanlike manner and in accordance with the working drawings, which defect would not ordinarily be observed during a walk through inspection. If Tenant notifies Landlord of a latent defect within one year following the commencement date, then Landlord, at its expense, will repair such latent defect as soon as practicable. Except as set forth in this paragraph 10, Landlord will have no obligation or liability to Tenant for latent defects.

        11. Adjustments Upon Completion. As soon as practicable, upon completion of the improvements in accordance with this workletter, Landlord will notify Tenant of the rentable area of the Premises, the rentable area of the building, monthly rent, and Tenant's share, if such information was not previously determinable by Landlord. Tenant, within 10 days of Landlord's written request, will execute a certificate confirming such information.

                                  EXHIBIT B - 2

                                 LANDLORD'S WORK

This schedule of landlord's work is between GOLDEN GOOSE, LLC ("Landlord") and MICROTECH INTERNATIONAL, INC ("Tenant").

This schedule of landlord's work is attached to and forms a part of that certain lease, pursuant to which Landlord has leased to Tenant office, storage and light assembly space in the Building known as 20 Carter Drive, Guilford, CT 06437.

Landlord desires to make certain repairs and improvements to the Premises, and Tenant desires to have Landlord make such repairs and improvements, prior to occupancy. Landlord will make the following repairs and improvements at Landlord's sole cost and expense prior to the Tenant occupying the Premises.

      1) Landlord will have all existing HVAC units inspected and all necessary maintenance and repairs made to such systems, by a professional service company that specializes in such work.

      2) Landlord will have all existing heating and boiler units inspected and all necessary maintenance and repairs made to such systems, by a professional service company that specializes in such work.

      3) Landlord will have all existing roof and gutter areas inspected and all necessary maintenance and repairs made to such systems, by a service company that specializes in such work. After such work is completed any leaks or failures in the roof or gutters that occur by reason of work performed by Tenant or its agents will be the sole responsibility and cost of the Tenant.

      4) Landlord to have the parking lot and driveways patched and striped by a service company that specializes in such work. Due to the onset of cold weather the required asphalt patching will be done in the spring of 2001, when the asphalt plants have reopened for business.

      5) Landlord will make landscape improvements to the front of the main entry to the Building in a manner that is mutually acceptable to the Landlord and the Tenant.

      6) Landlord will have a new facade installed on the front of the main entry to the Building in a manner that is mutually acceptable to the Landlord and the Tenant.

      7) Landlord will have the exterior metal skin of the Building touched up to match the surrounding metal skin area, where the finish is chipped or is a different color than the surrounding area.

                                    EXHEBIT C

                              RULES AND REGULATIONS


1.      All signs must conform to all local regulations.

2. No awning shall be permitted on any part of the Premises without Landlord's prior written approval

3. Tenant shall not obstruct any, exits or entrances of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building or make any roof penetrations, without the prior written approval of the Landlord, which approval shall not be unreasonably withheld.

4. If Tenant requires burglar alarm or similar services, Landlord will be provided with a means of emergency access.

5. Tenant shall not place a load upon any floor of the Premises, which exceeds the maximum load per square foot which the floor was designed to carry and which is allowed by law. Tenant's business machines and mechanical equipment which cause noise or vibration which may be transmitted to the structure of the Building or to any space therein, and which is reasonably objectionable to any tenants in THE BUILDING, SHALL be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

6. Tenant shall not use or keep in the Premises any toxic or hazardous materials or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of Tenant's equipment. Tenant shall not use o r permit' to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations. No animal, except Seeing Eye dogs when in the company of their masters, may be brought into or kept in the Building.

7. Tenant shall comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice

8. Landlord reserves the right to prevent access to the Building by closing the doors or by other appropriate action in case of invasion, mob, riot, public excitement or other commotion.

9. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building without Landlord's prior written approval which approval shall not be unreasonably withheld.

10. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair, or be responsible for the cost of repair of any damage resulting from noncompliance with this Rule.

11. Use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and micro-waving food shall be permitted, provided that the equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by any governmental agency. Tenant shall be responsible for any increased insurance premiums attributable to Tenant's use of the Premises, Building or Property. Tenant shall not use the Premises, or suffer or permit anything to be done on, in or about the Premises, which may result in an increase to Landlord in the cost of insurance maintained by Landlord on the Building and Common Areas.

13. Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

14. Smoking is not permitted within the Building. Smoking will be permitted only outside of the Building Tenant shall maintain such area at its sole cost and expense.

15. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Building.

16. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

17. Landlord reserves the right to make other reasonable Rules and Regulations as, in its judgement, may from time to time be mandated by law. Tenant agrees to abide by all Rules and Regulations hereinabove stated and any additional rules and regulations, which are so mandated by law.

                                    GUARANTY


        In consideration of the execution of the within Lease by the Landlord, at the request of the undersigned and in reliance of this Guaranty, the undersigned hereby guarantees unto the Landlord, its successors and assigns, the prompt payment of all rent and the performance of all of the terms, covenants, and conditions provided in said Lease, hereby waiving all notice of default, and consenting to any extensions of time or changes in the manner of payment or performance of any of the terms and conditions of the said Lease the Landlord may GRANT the Tenant, and further consenting to the assignment and the successive assignments of the said Lease, and any modifications thereof, including the sub-letting and changing of the use of the Premises, all without notice to the undersigned. The undersigned agrees to pay the Landlord all expenses incurred in enforcing the obligations of the Tenant under the within Lease and in enforcing this Guaranty, including without limitation Landlord's reasonable attorneys' fees; and disbursements.

Dated: December 14, 2000             SCM Microsystems, Inc.


                                     By: /s/ ANDREW WARNER
                                        ---------------------------------------
                                        Andrew Warner

                            FORM ESTOPPEL CERTIFICATE

                           TENANT ESTOPPEL CERTIFICATE


To:     UBS WARBURG REAL ESTATE INVESTMENTS INC. ("LENDER")

Re:     Property Address: 20 Carter Drive / Guilford, CT ("PROPERTY")

        Lease Date: December 14, 2000

        Between: Golden Goose, LLC ("LANDLORD") and
        Microtech International, Inc. ("TENANT")

        Square Footage Leased: 69.900 square feet

        Suite No./Floor: Entire Building ("PREMISES")


               Tenant understands that Lender is contemplating making a loan (the "LOAN") to Landlord. The undersigned, as the tenant under the above-referenced lease ("LEASE") hereby certifies to Lender, the following:

(1) The lease attached hereto as Exhibit "A" is a true, correct, and complete copy of the Lease, is in full force and effect and has not been modified, supplemented, or amended in any way and the Lease represents the entire agreement between the parties as to the Premises or any portion thereof.

(2) The amount of fixed monthly rent is $33,493.75 the percentage rent is N/A;
the monthly common area or other charges are $    This is a NNN lease. The base
year for operating expenses and real estate taxes, as defined in the Lease, is Tenant pays all operating expenses. No such rent has been or will be paid more than one (1) month in advance of its due date, except: N/A.


(3) The undersigned's security deposit is $33,493.75. The undersigned has paid rent for the Premises up to and including March 2001. The undersigned hereby waives collection of the deposit against Lender or any purchaser at a foreclosure sale, unless Lender or such purchaser actually received the deposit from Landlord.

(4) Check one:         ( ) The undersigned is currently in occupancy,
                       (X) The undersigned intends to take occupancy on
                           April 16, 2001.

(5) The Lease will not be altered or amended, without Lender's prior written consent.


(6) The commencement date of the Lease was March 1, 2001, the Lease terminates on Feb. 28, 2011 and we have the following renewal/extension option(s) two 5-year options


(7) All work to be performed for us under the Lease has been performed as required and has been accepted by us; and any payments, free rent, or other payments, credits, allowances or abatements required to be given by Landlord to us have already been received by us, except tenant improvements not yet completed.

(8) The Lease is free from default by Landlord; we have no offset, defense, deduction or claim against Landlord.


(9) The undersigned has received no notice of any prior sale, assignment, pledge or other transfer of the said Lease or of the rents received therein, except none.


(10) The undersigned has not assigned said Lease or sublet all or any portion of the Premises, the undersigned does not hold the Premises under assignment or sublease, nor does anyone except us and our employees occupy the Premises except none.

(11) The undersigned has no right or option to purchase all or any part of the Premises or the building of which the Premises is a part or to occupy any additional space at the Property.

(12) No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any state and there are no claims or actions pending against the undersigned which if decided against us would materially and adversely affect our financial condition or our ability to perform the tenant's obligations under the Lease; and


(13) Tenant agrees to pay all rents and other amounts due under the Lease directly to Lender upon receipt of written demand by Lender, and Landlord hereby consents thereto. The assignment of the Lease to Lender, or collection of rents by Lender pursuant to such assignment, shall not obligate Lender to perform Landlord's obligations under the Lease.

(14) If the undersigned is not the party named in the Lease, describe below the chain of assignments into the undersigned and attach a copy of each assignment document hereto:

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

(15) The statements contained herein may be relied upon by the Lender its successors and assigns and by third (3rd) parties who are interested in the matters covered by this Tenant Estoppel Certificate.


(16) In the event that Lender succeeds to the interest of Landlord or any successor to Landlord, then Tenant hereby agrees to attorn to and accept Lender and to recognize Lender as its landlord under the Lease for the then remaining balance of the term thereof.


               The undersigned is duly authorized to execute this certificate.


               Dated this 7th day of March 2001.



                                             TENANT:

                                             Microtech International, Inc.


                                             By: /s/ Brian Campbell
                                                --------------------------------
                                             Its: President
                                                 -------------------------------



\                                      C-3

 FORM OF SNDA

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

               THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") made as of the 7th day of March, 2001, by and among UBS Warburg Real Estate Investments Inc. ("Lender") Microtech International, Inc. ("Tenant") and Golden Goose, LLC ("Landlord").

                                   WITNESSETH:

               WHEREAS, Lender has agreed to make a loan (the "Loan") of up to [________] to Landlord;

               WHEREAS, the Loan will be evidenced by a [mortgage/deed of trust note] (the "Note") of even date herewith made by Landlord to order of Lender and will be secured by, among other things, a [mortgage/deed of trust], assignment of leases and rents and security agreement (the "[Mortgage/Deed of Trust]") of even date herewith made by Landlord to Lender covering the land (the "Land") described on Exhibit A attached hereto and all improvements (the "Improvements") now or hereafter located on the land (the Land and the Improvements hereinafter collectively referred to as the "Property"); and

               WHEREAS, by a lease dated as of 12/14/00 (which lease, as the same may have been amended and supplemented, is hereinafter called the "Lease"), Landlord leased to Tenant approximately 69K square feet of space located in the Improvements (the "Premises"); and

               WHEREAS, the parties hereto desire to make the Lease subject and subordinate to the Mortgage/Deed of Trust.

               NOW, THEREFORE, the parties hereto, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

               1. The Lease, as the same may hereafter be modified, amended or extended, and all of Tenant's right, title and interest in and to the Premises and all rights, remedies and options of Tenant under the Lease, are and shall be unconditionally subject and subordinate to the Mortgage/Deed of Trust and the lien thereof, to all the terms, conditions and provisions of the Mortgage/Deed of Trust, to each and every advance made or hereafter made under the Mortgage/Deed of Trust, and to all renewals, modifications, consolidations, replacements, substitutions and extensions of the Mortgage/Deed of Trust; provided, however, and Lender agrees, that so long as (A) no event has occurred and no condition exists, which would entitle Landlord to terminate the Lease or would cause, without further action of Landlord, the termination of the Lease or would entitle Landlord to dispossess Tenant from the Premises, (B) the term of the Lease has commenced and Tenant is in possession of the Premises, (C) the Lease shall be in full force and effect and shall not have been otherwise modified or supplemented in any way without Lender's prior written consent, (D) Tenant attorns to Lender, which attornment is hereby acknowledged by Tenant as effective and self-operative, without the execution of any other instruments, and (E) neither Lender nor its successors or assigns shall be liable under any warranty of construction contained in the Lease or any implied warranty of construction; then, and in such event Tenant's leasehold estate under the Lease shall not be terminated, Tenant's possession of the Premises shall not be disturbed by Lender and Lender will accept the attornment of Tenant.

               2. Notwithstanding anything to the contrary contained in the Lease, Tenant hereby agrees that in the event of any act, omission or default by Landlord or Landlord's agents, employees, contractors, licensees or invitees which would give Tenant the right, either immediately or after the lapse of a period of time, to terminate the Lease, or to claim a partial or total eviction, or to reduce the rent payable thereunder or credit or offset any amounts against future rents payable thereunder, Tenant will not exercise any such right (i) until it has given written notice of such act, omission or default to Lender by delivering notice of such act, omission or default, in accordance with this Agreement, and (ii) until a period of not less than sixty (60) days for remedying such act, omission or default shall have elapsed following the giving of such notice. Notwithstanding the foregoing, in the case of any default of Landlord which cannot be cured within such sixty (60) day period, if Lender shall within such period proceed promptly to cure the same (including such time as may be necessary to acquire possession of the Premises if possession is necessary to effect such cure) and thereafter shall prosecute the curing of such default with diligence, then the time within which such default may be cured by Lender shall be extended for such period as may be necessary to complete the curing of the same with diligence. Lender's cure of Landlord's default shall not be considered an assumption by Lender of Landlord's other obligations under the Lease. Unless Lender otherwise agrees in writing, Landlord shall remain solely liable to perform Landlord's obligations under the Lease (but only to the extent required by and subject to the limitation included with the Lease), both before and after Lender's exercise of any right or remedy under this Agreement. If Lender or any successor or assign becomes obligated to perform as Landlord under the Lease, such person or entity will be released from those obligations when such person or entity assigns, sells or otherwise transfers its interest in the Premises or the Property.

               3. If Lender succeeds to the interest of Landlord or any successor to Landlord (such event, whether a foreclosure, deed-in-lieu of foreclosure or other acquisition, being referred to herein as a "Foreclosure"), in no event shall Lender (i) have any liability for any act or omission of any prior landlord under the Lease which occurs prior to the date Lender succeeds to the rights of Landlord under the Lease, nor any liability for claims, offsets or defenses which Tenant might have had against Landlord, (ii) be obligated to complete or permit the construction of any improvements under the Lease, except for any obligation arising after Foreclosure and only for any construction or expenditure that a real estate mortgage investment conduit is allowed to make under Section 856(e)(4)(B) of the Internal Revenue Code of 1986, as amended and/or supplemented from time to time, and regulations and rulings thereunder,
(iii) bound by
any rents paid more than one month in advance to any prior owner, (iv) liable for any security deposit not paid over to Lender by Landlord, or (v) bound by any modification, amendment, extension or cancellation of the Lease not consented to in writing by Lender; and further provided, that nothing herein shall negate the right of Lender after a Foreclosure to exercise the rights and remedies, including termination of the Lease, of Landlord under the Lease upon the occurrence of an event of default by Tenant under the Lease in accordance therewith. As to any event of default by Tenant under the Lease existing at the time of Foreclosure, such Foreclosure shall not operate to waive or abate any action initiated by Landlord under the Lease to terminate the same on account of such event of default. In no event shall Lender have any personal liability as successor to Landlord and Tenant shall look only to the estate and property of Lender in the Land and the Improvements for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Lender as Landlord under the Lease, and no other property or assets of Lender shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease. Tenant agrees that Lender, as holder of the Mortgage/Deed of Trust, and as Landlord under the Lease if it succeeds to that position, shall in no event have any liability for the performance or completion of any initial work or installations or for any loan or contribution or rent concession towards initial work, which are required to be made by Landlord (A) under the Lease or under any related Lease documents or
(B) for any space which may hereafter become part of said Premises, and any such requirement shall be inoperative in the event Lender succeeds to the position of Landlord prior to the completion or performance thereof. Tenant further agrees with Lender that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Lender's prior written consent.

               4. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute and be construed as one and the same instrument. This Agreement shall be interpreted and construed in accordance with and governed by the laws of the State of Connecticut.

               5. All notices to be given under this Agreement shall be in writing and shall be deemed served upon receipt by the addressee if served personally or, if mailed, upon the first to occur of receipt or the refusal of delivery as shown on a return receipt, after deposit in the United States Postal Service certified mail, postage prepaid, addressed to the address of Landlord, Tenant or Lender appearing below, or, if sent by telegram, when delivered by or refused upon attempted delivery by the telegraph office. Such addresses may be changed by notice given in the same manner. If any party consists of multiple individuals or entities, then notice to any one of same shall be deemed notice to such party.

                               Lender's Address:

                               UBS Warburg Real Estate Investments Inc.
                               1285 Avenue of the Americas
                               New York, New York 10019
                               Attention: Robert W. Pettinato, Esq.

                          With a Copy To:

                          Kronish Lieb Weiner & Hellman LLP
                          1114 Avenue of the Americas
                          New York, New York 10036
                          Attention: Thomas O'Connor, Esq.

                          Tenant's Address:
                          Microtech International, Inc
                          Attention: Mr. Brian Campbell
                          20 Carter Drive
                          Guilford, CT 06437

                          Landlord's Address:
                          Golden Goose, LLC
                          2319 Whitney Avenue, Suite 1A
                          Hamden, CT 06518
                          Attention:  Richard Belfonti

               6. This Agreement shall apply to, bind and inure to the benefit of the parties hereto and their respective successors and assigns. As used herein "Lender" shall include any subsequent holder of the Mortgage/Deed of Trust.

               7. Tenant acknowledges that Landlord has assigned to Lender its right, title and interest in the Lease and to the rents, issues and profits of the Property and the Property pursuant to the Mortgage/Deed of Trust, and that Landlord has been granted the license to collect such rents provided no Event of Default has occurred under, and as defined in, the Mortgage/Deed of Trust. Tenant agrees to pay all rents and other amounts due under the Lease directly to Lender upon receipt of written demand by Lender, and Landlord hereby consents thereto. The assignment of the Lease to Lender, or the collection of rents by Lender pursuant to such assignment, shall not obligate Lender to perform Landlord's obligations under the Lease.

                         [No Further Text On This Page]

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       UBS WARBURG REAL ESTATE
                                       INVESTMENTS INC., a Delaware corporation

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       [LANDLORD] Golden Goose, LLC

                                       By:
                                          --------------------------------------
                                          Richard Belfonti, Manager
                                          [TENANT] Microtech International, Inc.


                                       By: /s/ BRIAN CAMPBELL
                                          --------------------------------------
                                          Brian Campbell, President



                     [insert state specific acknowledgments]